Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2015, relating to the consolidated and combined financial statements of Aquinox Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of Aquinox Pharmaceuticals, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
December 18, 2015